Exhibit 10.23


                              Silgan Holdings Inc.
                            2004 Stock Incentive Plan
                                     FORM OF
                                OPTION AGREEMENT


                             ______________________
                                   (Employee)


Date of Grant:  _________________


Shares for Which Option May Be Exercised:  _____


     OPTION AGREEMENT made in Stamford, Connecticut, between Silgan Holdings Inc. and ____________________________.

     1. Grant of Award. The Company has granted you an Option to purchase _______ Shares of common stock of the Company, subject to the provisions of this Agreement. This Option is a nonqualified Option.

     2. Exercise Price. The purchase price of the Shares covered by the Option will be $_____________ per Share.

     3. Vesting. The Option will vest and become exercisable in five equal installments beginning 12 months after the Date of Grant with respect to the Shares covered by the Option as follows:

                    Date From Which             Number
                    Option Installment            of
                    May be Exercised            Shares
                    ------------------          ------






     4. Term of Option. The Option must be exercised prior to, and will expire upon, the close of business on the date that is seven (7) years from the Date of Grant, subject to earlier termination or cancellation as provided in paragraphs 7 or 8 hereof.

     5. Payment of Exercise Price. You may pay the Exercise Price by cash, certified check, bank draft, wire transfer or postal or express money order. Alternatively, payment may be made by (i) delivering to the Company a properly executed exercise notice with irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds adequate to satisfy the portion of the Exercise Price being so paid, or (ii) tendering to the Company (by physical delivery or attestation) certificates of common stock of the Company that you have held for six (6) months or longer and that have an aggregate Fair Market Value as of the day prior to the date of exercise equal to the portion of the Exercise Price being so paid. You may not, however, tender any form of payment that the Company determines, in its sole and absolute discretion, could violate any law or regulation. You are not required to purchase all Shares subject to the Option at one time, but you must pay the full Exercise Price for all Shares that you elect to purchase before they will be delivered.

     6. Exercise of Option. Subject to the terms and conditions of this Agreement, the vested Option may be exercised by contacting the Secretary of the Company. If the Option is exercised after your death, the Company will deliver Shares only after the Secretary of the Company has determined that the person exercising the Option is the duly appointed executor or administrator of your estate or the person to whom the Option has been transferred by your will or by the applicable laws of descent and distribution.

     7.  Termination  of  Employment.   If  your  employment  with  the  Company
terminates before the end of the Option's seven (7)-year term, your Option, to the extent vested, will remain exercisable as set forth below:

Event                                      Exercise Period
--------------------------------------------------------------------------------

Retirement (voluntary          Expires upon earlier of (i) original expiration
termination of Service         date, or (ii) 12 months after date of Retirement.
on or after age 60 with        If you die prior to end of this 12-month period,
10 years of Service)           expires 6 months after death, even if later than
                               original expiration date. Unvested Option immediately cancelled on date of Retirement.

--------------------------------------------------------------------------------
Death Expires upon earlier of (i) original expiration date (but no earlier than 6 months after death), or (ii) 12 months after date of death. Unvested Option immediately cancelled on date of death.

--------------------------------------------------------------------------------
Disability                     Expires upon earlier of (i) original expiration
                               date, or (ii) 12 months after incurring
                               Disability. If you die prior to end of this
                               12-month period, expires 6 months after death,
                               even if later than original expiration date.
                               Unvested Option immediately cancelled on date of
                               termination due to Disability.
--------------------------------------------------------------------------------
Involuntary termination        Expires upon earlier of (i) original expiration
of employment (other than      date, or (ii) 90 days after date of termination
Retirement, death or           of employment. If you die prior to end of this
Disability) not for Cause      90-day period, expires 6 months after death, even
                               if later than original expiration date.
                               Unvested Option immediately cancelled on date
                               of termination.
--------------------------------------------------------------------------------
Involuntary termination        Options (vested and unvested) immediately
of employment for Cause        cancelled.
--------------------------------------------------------------------------------


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


--------------------------------------------------------------------------------
Voluntary resignation          Options (vested and unvested) immediately
(other than Retirement)        cancelled.
--------------------------------------------------------------------------------

     8. Change in Control. In the event of a Change in Control, the vesting of any unvested Options will be in accordance with the terms of the Plan.

     9. Withholdings. The Company will have the right, prior to the issuance or delivery of any Shares in connection with the exercise of the Option, to withhold or demand from you the amount necessary to satisfy the applicable tax requirements, as determined by the Company.

     10. Transfer of Award. You may not transfer any interest in your Option, except by will or the laws of descent and distribution. Any other attempt to dispose of your interest in your Option will be null and void.

     11. Adjustments. In the event of any subdivision of the common stock of the Company, a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding common stock (by reclassification or otherwise), the Committee will make appropriate adjustments to the Exercise Price, the number and kind of Shares covered by the Option and other relevant provisions, to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by the Option. Any such determinations and adjustments made by the Committee will be binding on all persons.

     12. Restrictions on Exercise. Exercise of the Option is subject to the conditions that, to the extent required at the time of exercise, (a) the Shares covered by the Option will be duly listed, upon official notice of issuance, with a national securities exchange or national securities association, and (b) a registration statement under the Securities Act of 1933 (the "Securities Act") with respect to the Shares will be effective or an exemption from registration will apply. The Company will not be required to deliver any Shares until all applicable federal and state laws and regulations and all applicable national securities exchange or national securities association rules have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by counsel of the Company.

     13. Disposition of Securities. By accepting the Award and signing this Agreement, you acknowledge that you have read and understand the Company's policy on, and are aware of and understand your obligations under federal securities laws with respect to, trading in the Company's securities, and you agree not to use the Company's cashless exercise program (or any successor program) at any time when you possess material nonpublic information with respect to the Company or when using the program would otherwise result in a violation of securities law. The Company will have the right to recover, or receive reimbursement for, any compensation or profit you realize on the disposition of Shares received upon exercise of your Option to the extent that the Company has a right of recovery or reimbursement under applicable securities laws. If you are an "affiliate" of the Company, you may dispose of your Shares only pursuant to an effective registration statement under the Securities Act or an exemption or exclusion from the registration requirement.


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

     14. Plan Terms Govern. The grant and exercise of the Option and the disposition of any Shares received upon exercise of the Option are subject to the terms of the Plan and any rules that the Committee may prescribe. The Plan document, as may be amended from time to time, is incorporated into this Agreement. Capitalized terms used in this Agreement have the meaning set forth in the Plan, unless otherwise stated in this Agreement. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the Plan will control. By accepting the Award, you acknowledge receipt of the Plan, as in effect on the date of this Agreement.

     15. Personal Data. To comply with applicable law and to administer the Plan and this Agreement properly, the Company and its agents may hold and process your personal data, including your home address, Social Security number, employment status, hire date and termination date. By accepting the Award, you expressly consent to the use of this data by the Company and its agents and to the transfer of this data outside the country in which you perform services or reside.

     16. Limitations. Nothing in this Agreement or the Plan gives you any right to continue in the employ of the Company or any of its Affiliates or to interfere in any way with the right of the Company or any of its Affiliates to terminate your employment at any time. Distribution of Shares upon exercise of the Option is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of this Award or the account established on your behalf. You have no voting rights or other rights as a stockholder of the Company pursuant to the Option until Shares are actually delivered to you.

     17. Incorporation of Other Agreements. This Agreement and the Plan constitute the entire understanding between you and the Company regarding the Option. This Agreement supersedes any prior agreements, commitments or negotiations concerning the Option.

     18. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of the Agreement, which will remain in full force and effect. Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.


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


By accepting this Award and signing below, you confirm the following:


         (i) you have carefully read, fully understand and agree to all of the terms and conditions described in this Agreement and the Plan; and


         (ii) you understand and agree that this Agreement and the Plan constitute the entire understanding between you and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Option are replaced and superseded.


                                         SILGAN HOLDINGS INC.



                                         By: __________________________________
                                             Name:
                                             Title:


EMPLOYEE



_______________________________________
(Signature)


_______________________________________
(Print Name)


_______________________________________
(Address)


_______________________________________
(City, State, Zip Code)


_______________________________________
(Social Security Number)






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